QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

[McConnell & Jones LLP Logo]

Consent of Independent Certified Public Accountants

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated November 21, 2006 relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2005, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ McConnell & Jones LLP

Certified Public Accountants
Houston, Texas
September 12, 2007

QuickLinks

Consent of Independent Certified Public Accountants